Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on this Form S-3 of Ovintiv Inc. of our report dated April 3, 2023 relating to the financial statements of PearlSnap Midstream, LLC, which appears in Ovintiv Inc.’s Current Report on Form 8-K dated May 12, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 27, 2023

PricewaterhouseCoopers LLP, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002

T: (713) 356 4000, www.pwc.com/us